Exhibit 10.3

PROMISSORY NOTE

$3,850,000.00

FOR VALUE RECEIVED, JetPay Corporation, (f/k/a Universal Business Payment Solutions Acquisition Corporation), a Delaware corporation with its principal place of business at 1175 Lancaster Avenue, Suite 200, Berwyn, PA 19312 (hereinafter the "Maker"), unconditionally promises to pay to the order of Merrick Bank Corporation, a Utah corporation with offices at 10705 S. Jordan Gateway Ste. 200, South Jordan, Utah 84095 or its assigns (hereinafter "Holder", and, together with the Maker, the “Parties”), the principal amount of Three Million Eight Hundred Fifty Thousand Dollars ($3,850,000.00), together with all accrued Interest thereon, as provided in this Promissory Note (the “Note”, as the same, may be amended, restated, supplemented or otherwise modified from time to time in accordance with its terms).

This Note is issued to evidence in part the obligations of the Maker to the Holder pursuant to that certain Settlement Agreement dated the date hereof (the “Settlement Agreement”) by and among the Maker, the Holder JetPay Merchant Services, LLC, JetPay ISO Services, LLC, JetPay, LLC, and WLES, L.P., (“WLES”). Pursuant to the Settlement Agreement, certain shares of the common stock and cash of the Maker (the “Escrow Fund”) that had previously been or will be placed in escrow to secure certain pre-existing obligations of Maker’s affiliates to Holder, were pledged by WLES to the Holder to secure the Maker’s obligations to the Holder thereunder including, without limitation, the obligations of the Maker under this Note.

1. Interest. The outstanding principal amount of this Note shall bear interest (“Interest”) from the date hereof at the rate of eight percent (8%) per annum (except that Interest on the outstanding principal amount of this Note from and after the occurrence of any Event of Default hereunder shall accrue at the rate of fifteen percent (15%) per annum) until the entire principal amount hereof shall have been paid in full, whether at maturity, upon acceleration, by prepayment or otherwise. Interest hereunder shall be computed on the basis of a year of 360 days, and the actual number of days (including the first day but excluding the last day) elapsed.

2. Repayment Provisions. Subject to the provisions of Section 3 below, the outstanding principal amount of this Note shall be paid in quarterly installments of $100,000.00 each payable beginning on December 31, 2016, on September 30, December 31, March 31 and June 30 of each subsequent year, together with Interest on the outstanding principal amount hereof accrued to such date, with the first such quarterly installment of interest to be due and payable on September 30, 2016, provided that the entire outstanding principal balance hereof, along with all unpaid Interest accrued thereon, and all other amounts owed to the Holder hereunder shall be due and payable on or before December 28, 2017 ( the “Maturity Date”).

3. Prepayments.

(a) Optional Prepayments. The Maker may prepay this Note in whole or in part at any time or from time to time prior to the Maturity Date without penalty or premium by paying the principal amount to be prepaid together with all Interest accrued thereon (if any) to the date of prepayment.

(b) Mandatory Prepayments. Upon the recovery by the Maker, any of its affiliates or WLES, of any cash damages in connection with a pending litigation with Valley National Bank captioned American Express Travel Related Services and JetPay Merchant Services, LLC v. Valley National Bank, Civil Action No. 2:14-cv-7827 (D. N.J.), the Maker will immediately pay over such amount to the Holder as a pre-payment of its obligations hereunder. In addition, if the Maker shall enter into any refinancing, restructuring or other similar agreement relating to more than 50% of its debt, on a date that is prior to the Maturity Date (the “Refinancing Date”), then the Maker will pre-pay the entire outstanding principal amount of this Note, all accrued Interest and all other amounts owed to the Holder hereunder, on or before the Refinancing Date

4. Other Payment Provisions. The Maker shall make each payment and pre-payment hereunder not later than 1:00 P.M. (Eastern time) on the day when, without offset, in lawful money of the United States of America to the Holder by wire transfer of immediately available funds to the Holder’s account in accordance with wire transfer instructions to be provided by the Holder to the Maker from time to time. All payments will be applied first to costs and fees owing hereunder, second to the payment of Interest accrued hereunder through the date of payment and third to the payment of principal hereof, in such order as Holder may determine in its sole discretion. If the date for any payment hereunder falls on a day other than a Business Day, then for all purposes of this Note the same shall be deemed to have falen on the next following Business Day, and such extension of time shall in such case be included in the computation of payments of interest. As used herein, “Business Day” shall mean a day other than a Saturday, Sunday or other day on which commercial banks in New York, NY are authorized or required by law to be closed.

5. Events of Default. The occurrence of any of the following shall constitute an Event of Default hereunder:

(a) Failure to Pay. The Maker fails to pay (i) any principal amount of this Note as and when due; or (ii) accrued Interest or any other amount as and when due hereunder and fails to cure any unpaid amount within five (5) days of the date said amount was due.

(b) Cross-Defaults. The Maker fails to pay when due any of its indebtedness (other than indebtedness under this Note) or any interest or premium thereon as and when due (whether by scheduled maturity, acceleration, demand or otherwise) and such failure continues after the applicable grace period, if any, specified in the agreement or instrument relating to such indebtedness.

(c) Breach of Settlement Agreement. The Maker is in breach of or otherwise fails to comply with any of its obligations under the Settlement Agreement or any other agreements, notes or instruments executed and delivered by it in connection therewith, or otherwise in connection with the Escrow Fund and fails to cure any such breach or compliance failure within five (5) days of the date of such breach or failure.

(d) Bankruptcy.

(i) the Maker commences any case, proceeding or other action (A) under any existing or future law relating to bankruptcy, insolvency, reorganization, or other relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it as bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts, or (B) seeking appointment of a receiver, trustee, custodian, conservator or other similar official for it or for all or any substantial part of its assets, or the Maker makes a general assignment for the benefit of its creditors;

(ii) there is commenced against the Maker any case, proceeding or other action of a nature referred to in clause (i) above which (A) results in the entry of an order for relief or any such adjudication or appointment or (B) remains undismissed, undischarged or unbonded for a period of sixty (60) days;

(iii) there is commenced against the Maker any case, proceeding or other action seeking issuance of a warrant of attachment, execution or similar process against all or any substantial part of its assets which results in the entry of an order for any such relief which has not been vacated, discharged, or stayed or bonded pending appeal within sixty (60) days from the entry thereof;

(iv) the Maker takes any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in clause (i), (ii) or (iii) above; or

(v) the Maker is generally not, or is unable to, or admits in writing its inability to, pay its debts as they become due.

(e) Judgments. A judgment or decree is entered against the Maker and such judgment or decree has not been vacated, discharged, stayed or bonded pending appeal within thirty (30) days from the entry thereof.

6. Remedies. Upon the occurrence of an Event of Default and at any time thereafter during the continuance of such Event of Default, the Holder may at its option, by written notice to the Maker (a) declare the entire principal amount of this Note, together with all accrued Interest thereon and all other amounts payable hereunder, immediately due and payable and/or (b) exercise any or all of its rights, powers or remedies available to it under the Settlement Agreement or otherwise under applicable law; provided, however that, if an Event of Default described in Section 5(d) shall occur, the principal of and accrued Interest hereunder shall become immediately due and payable without any notice, declaration or other act on the part of the Holder.

7. Miscellaneous.

(a) Notices.  All notices, requests or other communications required or permitted to be delivered hereunder shall be delivered in writing, if to the Maker, at the address set forth above, or at such other address as may have been furnished to the Holder by the Maker in writing; or if to the Holder, to it at the address set forth above, or at such other address as may have been furnished to the Maker by the Holder in writing. Notices, if (i) mailed by certified or registered mail or sent by hand or overnight courier service shall be deemed to have been given when received, (ii) sent by facsimile during the recipient's normal business hours shall be deemed to have been given when sent (and if sent after normal business hours shall be deemed to have been given at the opening of the recipient's business on the next business day) and (iii) sent by e-mail shall be deemed received upon the sender's receipt of an acknowledgment from the intended recipient (such as by the "return receipt requested" function, as available, return e-mail or other written acknowledgment).

(b) Expenses. The Maker shall reimburse the Holder on demand for all reasonable out-of-pocket costs, expenses and fees (including reasonable expenses and fees of its counsel) incurred by the Holder in connection with the transactions contemplated hereby including the negotiation, documentation and execution of this Note and the enforcement of the Holder's rights hereunder.

(c) Governing Law. This Note and any claim, controversy, dispute or cause of action (whether in contract or tort or otherwise) based upon, arising out of or relating to this Note and the transactions contemplated hereby shall be governed by the laws of the State of Utah.

(d) Submission to Jurisdiction.  The Maker hereby irrevocably and unconditionally (i) agrees that any legal action, suit or proceeding arising out of or relating to this Note may be brought in the Federal District Court in Salt Lake City, Utah and (ii) submits to the exclusive jurisdiction of any such court in any such action, suit or proceeding. Final judgment against the Maker in any action, suit or proceeding shall be conclusive and may be enforced in any other jurisdiction by suit on the judgment. Nothing in this 7(d) shall affect the right of the Holder to (i) commence legal proceedings or otherwise sue the Maker in any other court having jurisdiction over the Maker or (ii) serve process upon the Maker in any manner authorized by the laws of any such jurisdiction.

(e) Venue. The Maker irrevocably and unconditionally waives, to the fullest extent permitted by applicable law, any objection that it may now or hereafter have to the laying of venue of any action or proceeding arising out of or relating to this Note in any court referred to in Section 7(d) and the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(f) Waiver of Jury Trial. THE MAKER HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY RELATING TO THIS NOTE OR THE TRANSACTIONS CONTEMPLATED HEREBY WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY.

(g) Counterparts; Integration; Effectiveness. This Note and any amendments, waivers, consents or supplements hereto may be executed in counterparts, each of which shall constitute an original, but all taken together shall constitute a single contract. This Note constitutes the entire contract between the Parties with respect to the subject matter hereof and supersedes all previous agreements and understandings, oral or written, with respect thereto. Delivery of an executed counterpart of a signature page to this Note by facsimile or in electronic (i.e., "pdf" or "tif") format shall be effective as delivery of a manually executed counterpart of this Note.

(h) Successors and Assigns. This Note may be assigned, transferred or negotiated by the Holder to any person or entity at any time without notice to or the consent of the Maker. The Maker may not assign or transfer this Note or any of its rights hereunder without the prior written consent of the Holder. This Note shall inure to the benefit of and be binding upon the Parties hereto and their permitted assigns.

(i) Waiver of Notice, etc. The Maker hereby waives presentment, demand for payment, protest, notice of dishonor, notice of protest or nonpayment, notice of acceleration of maturity and diligence in connection with the enforcement of this Note or the taking of any action to collect sums owing hereunder.

(j) Amendments and Waivers. No term of this Note may be waived, modified or amended except by an instrument in writing signed by both of the Parties hereto. Any waiver of the terms hereof shall be effective only in the specific instance and for the specific purpose given.

(k) Headings. The headings of the various Sections and subsections herein are for reference only and shall not define, modify, expand or limit any of the terms or provisions hereof.

(l) No Waiver; Cumulative Remedies. No failure to exercise and no delay in exercising on the part of the Holder, of any right, remedy, power or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

(m) Severability. If any term or provision of this Note is invalid, illegal or unenforceable in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other term or provision of this Note or invalidate or render unenforceable such term or provision in any other jurisdiction.

(n) Replacement of Note. Upon receipt of evidence reasonably satisfactory to the Maker of the loss, theft, destruction or mutilation of this Note and, in the case of any such loss, theft or destruction of this Note, upon delivery of an indemnity bond in such reasonable amount as the Maker may determine, or, in the case of any such mutilation, upon surrender and cancellation of such mutilated Note, the Maker will execute and deliver, in lieu thereof, a new Note of like tenor and of the same class, dated the date to which interest has been paid on such lost, stolen, destroyed or mutilated Note.

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IN WITNESS WHEREOF, the Maker has caused this Note to be executed by its officer thereunto duly authorized as of the 26 day of July, 2016.

JETPAY CORPORATION

By: /s/ Peter B. Davidson
Name: Peter B. Davidson
Title: Vice Chairman

STATE OF PA         )

) ss:
COUNTY OF Philadelphia	)

I, Vincent J. Grandinetti, hereby certify on this 26 day of July, 2016, before me, the subscriber, a Notary Public of the jurisdiction aforesaid, personally appeared Peter B. Davidson., known to me (or satisfactorily proven) to be the person whose name is subscribed to the within instrument as the Vice Chairman of JetPay Corporation and acknowledged that he executed the same on behalf of JetPay Corporation, for the purposes therein contained, such instrument having been executed in my presence.

AS WITNESS my hand and notarial seal the day and year above written.

/s/ Vincent J. Grandinetti
Notary Public

My Commission Expires: May 28, 2017